UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012 (August 28, 2012)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2012, William T. Yardley was appointed to the Board of Directors of Spectra Energy Partners GP, LLC (“SEP GP LLC”), the general partner of Spectra Energy Partners (DE) GP, LP, which is the general partner of Spectra Energy Partners, LP (the “Partnership”). SEP GP LLC is an indirect wholly-owned subsidiary of Spectra Energy Corp (“Spectra Energy”).

Mr. Yardley currently serves as Group Vice President for Spectra Energy Transmission, Northeast. He succeeds R. Mark Fiedorek as a director of SEP GP LLC. Mr. Fiedorek, currently the Group Vice President of Spectra Energy Transmission, Southeast, resigned as a director of SEP GP LLC effective on August 28, 2012.

On August 28, 2012, the Partnership issued a press release announcing the appointment described above. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Spectra Energy Partners, LP, dated August 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP,
its general partner

By:	Spectra Energy Partners GP, LLC,
its general partner

/s/ Laura Buss Sayavedra
Laura Buss Sayavedra
Vice President and Chief Financial Officer

Date: August 29, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Spectra Energy Partners, LP, dated August 28, 2012